EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Hampshire Group, Limited
New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (No. 33-86312) and Form S8 (No. 333-53750 and No. 333-162875) of Hampshire Group, Limited and Subsidiaries of our report dated March 18, 2013, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ Elliott Davis, LLC
Elliott Davis, LLC
Greenville, South Carolina
March 18, 2013